SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                             -----------------------
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  June 1, 2006.

                         TELESIS TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

            000-51008                                      04-3684840
         ---------------                                 ---------------
     (Commission File Number)              (IRS Employer Identification No.)


                          1611 12th Street East, Unit B
                             Palmetto, Florida 34221
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               (Address of Principal Executive Offices) (Zip Code)

                                  (941)795-7441
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications

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ITEM 8.01 OTHER EVENTS.
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     On  June  1,  2006, Telesis Technology Corporation was served with a Search
Warrant for certain documents maintained in its Palmetto, Florida, office space, from the United States District Court of the Middle District of Florida. The company learned that it is subject to a criminal investigation in connection with the sale of certain of its products to certain government customers. The principal executive officer of the company may also be subject to the investigation. The company complied fully with the Search Warrant, has obtained criminal defense counsel and is cooperating fully with the authorities.

     Additionally, the Company has not filed its March 31, 2006, quarterly report and as a result of (a) the investigation described above, and (b) the complications that may be caused both to the timely filing of its public reports and to its operations as a whole, as a result of the investigation, it may not ever file such quarterly report and/or any other reports which it is required to file with the Commission. Additionally, as a result of the investigation and complications caused thereby, we may decide to take actions in the future to cease being a company subject to the reporting obligations of the Securities Exchange Act of 1934.


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


TELESIS TECHNOLOGY CORPORATION



By: /s/ Hasit Vibhakar
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        HASIT VIBHAKAR, Chairman, CEO & President

Date: June 12, 2006

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